EXHIBIT 10.01


                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                      )
                                            )
EDISON BROTHERS STORES, INC., et al.,       )   Chapter 11
                                            )   Case No. 99-529, et seq. (MFW)
                                            )
                           Debtors.         )   Jointly Administered



                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
              J. BAKER, INC. (OR A PERMITTED DESIGNEE(S) THEREOF),
                                  AS PURCHASER,
                                       AND
                          EDISON BROTHERS STORES, INC.,
                    EDISON BROTHERS APPAREL STORES, INC., AND
                              REPP LTD. BIG & TALL,
                                   AS SELLERS

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

              J. BAKER, INC. (OR A PERMITTED DESIGNEE(S) THEREOF),

                                  AS PURCHASER,

                                       AND

                          EDISON BROTHERS STORES, INC.,

                      EDISON BROTHERS APPAREL STORES, INC.,

                                       AND

                              REPP LTD. BIG & TALL,

                                   AS SELLERS




                           Dated as of April 30, 1999

                            ASSET PURCHASE AGREEMENT
                            ------------------------


         THIS ASSET PURCHASE AGREEMENT is dated as of April 30, 1999, by and among J. Baker, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts ("J. Baker"), or such other entity or entities as shall be designated by J. Baker as permitted hereunder (as more fully defined in Section 1.1 below, "Purchaser"), and Edison Brothers Stores, Inc. and Edison Brothers Apparel Stores, Inc., debtors and debtors-in-possession under Chapter 11 Case No. 99-529, et seq. (MFW), jointly administered, in the United States Bankruptcy Court for the District of Delaware (jointly, "Edison"), and Repp Ltd. Big & Tall, a Canadian corporation ("Repp Canada"), and together with Edison, "Sellers"). In consideration of the mutual covenants, agreements and warranties herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS
                               -------------------

         1.1 Specific Definitions. Unless otherwise defined herein, terms used herein shall have the meanings set forth below:

         "Account"  or  "Accounts"  shall have the meaning  ascribed  thereto in
Section 2.1(b) hereof.

         "Accounts Amount" shall have the meaning ascribed thereto in Section 2.1(b) hereof.

         "Acquired  Assets" shall have the meaning  ascribed  thereto in Section
2.1 hereof.

         "Additional  Escrow Amount" shall have the meaning  ascribed thereto in
Section 3.2(a) hereof.

         "Affiliate Obligations" means Sellers' debt and other obligations and liabilities to affiliates and stockholders of Sellers, and includes all interest, fees, costs and similar amounts payable by Sellers in respect thereof.

         "Aggregate Retail Price" shall mean the sum of: (i) the aggregate Retail Price of the Merchandise Inventory on hand at the Closing Date as calculated in accordance with the methods set forth in Section 3.1 hereof, and as otherwise provided herein, and (ii) the Gross Rings amount, calculated in accordance with the methods set forth in Section 3.3(b) hereof.

         "Aggregate Retail Price Merchandise Inventory Target" shall mean, as applicable, the "Aggregate Retail Price Merchandise Inventory Target" for the respective Business Division identified in Schedule 3.1(a) hereof.

         "Agreement" means this Asset Purchase Agreement, including all Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

         "Allowed Claim" shall mean (i) if the holder of such claim did not file proof thereof with the Bankruptcy Court within the applicable period of time fixed by the Bankruptcy Court pursuant to Rule 3003(c)(3) of the Bankruptcy Rules, the amount of such claim as of the filing date of the Chapter 11 Cases as listed in the Sellers' Chapter 11 schedules of assets and liabilities as neither disputed, contingent or unliquidated; or (ii) if the holder of such claim has filed proof thereof with the Bankruptcy Court within the applicable period of time fixed by the Bankruptcy Court pursuant to Rule 3003(c)(3) of the Bankruptcy Rules, (1) the amount stated in such proof as of the filing date of the Chapter 11 Cases if no objection to such proof of claim was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or (2) the amount thereof as fixed by a final order of the Bankruptcy Court if an objection to such proof was interposed within the applicable period of time fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court.

         "Ancillary  Documents"  shall  have the  meaning  ascribed  thereto  in
Section 11.8 hereof.

         "Assignment and Assumption" shall mean an Assignment and Assumption of Leases, Contracts and other Assumed Obligations, in substantially the form attached hereto as Exhibit 10.2(a), executed and delivered by Purchaser and Sellers in accordance with Sections 10.2 and 10.3 hereof.

         "Assumed Contracts" shall have the meaning ascribed thereto in Section 2.2(b) hereof.

         "Assumed Leases" shall have the meaning ascribed thereto in Section 2.2(a) hereof.

         "Assumed Lease/Contract Cap" means an amount not to exceed $200,000.00 in the aggregate in respect of amounts required to be paid by Sellers under section 365(b) of the Bankruptcy Code or otherwise in order to cure any and all existing defaults under a Store Lease or other Contract as a condition to the assumption and assignment thereof to Purchaser under this Agreement.

         "Assumed  Obligations"  shall  have the  meaning  ascribed  thereto  in
Section 2.5 hereof.

         "Avoidance Action" or "Avoidance Actions" shall have the meaning ascribed thereto in Section 2.2(c) hereof.

         "Bankruptcy  Code"  means  Title  11,  United  States  Code,   sections
101-1330, as same shall be amended from time-to-time.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, having jurisdiction over Edison and its assets in the Chapter 11 Cases.

         "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure as shall be promulgated by the Supreme Court of the United States, as same shall be applicable in the Chapter 11 Cases.

         "Bill of Sale" shall have the meaning ascribed thereto in Section 10.2 hereof, and shall be in substantially the form attached hereto as Exhibit 10.2(b).

         "Bulk Sales Act" shall have the meaning ascribed thereto in Section 3.8 hereof.

         "Business" means the United States and Canadian businesses of Sellers for the sale and distribution of men's big and tall apparel and related accessories under the tradenames "Repp", "Mr. Big & Tall" and the other Intellectual Property, and the "Repp By Mail, Ltd." catalogue business.

         "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which the banks in New York City or Toronto, Canada are authorized or obligated by law or executive order to close.

         "Business Division" shall mean, as applicable, the Repp Stores business division or the Repp By Mail business division of the Business, as such terms are used and reflected in Schedule 3.1(a) hereof.

         "Business Records" shall have the meaning ascribed thereto in Section 2.1(g) hereof.

         "Canadian  Assignment Costs" shall have the meaning ascribed thereto in
Section 8.11 hereof.

     "Chapter 11 Cases" means the pending cases commenced by Edison and certain affiliates on March 9, 1999 under Chapter 11 of the Bankruptcy Code, pending in the Bankruptcy Court under docket no. 99-529, et seq. (MFW), jointly administered.

         "Claim" means any claim, lawsuit, demand, suit, inquiry made, hearing, investigation, notice of violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise.

         "Closing" means the consummation of the transactions contemplated herein in accordance with Article X hereof.

         "Closing Date" means the date on which the Closing shall occur, as more extensively discussed in Section 10.1 hereof.

         "Closing  Locations" shall have the meaning ascribed thereto in Section
8.4 hereof.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Competitive  Business"  shall  have the  meaning  ascribed  thereto in
Section 6.2(a) hereof.

         "Confidential  Information"  shall have the meaning ascribed thereto in
Section 6.2(a) hereof.

         "Contaminant" means any substance regulated under any Environmental Law as a pollutant, hazardous substances, hazardous or toxic wastes, hazardous materials, or "toxic substances" under any Environmental Law.

         "Contract" means any agreement, contract, commitment, lease, or other binding arrangement or understanding, whether written or oral arising under or in connection with, or relating to, the conduct of the Business to which a Seller is a party.

         "Cure Amount" shall have the meaning ascribed thereto in Section 2.5(a) hereof.

         "Defective Merchandise" shall mean any item of merchandise that is not saleable in the ordinary course because it is damaged, ripped, worn, faded, scratched, broken, or affected by other similar defects, including, but not limited to, such items of merchandise that have been segregated by Sellers and marked "out of stock" in the Ordinary Course of Business.

     "Deposit" shall have the meaning ascribed thereto in Section 8.5 hereof.

         "Designated Leases" shall have the meaning ascribed thereto in Section 2.2(a) hereof.

         "Disclosure Schedule" means the disclosure schedules hereto, if any.

         "Disputed  Status  Property" shall have the meaning ascribed thereto in
Section 2.7 hereof.

         "Dollars" or "$" means dollars of the United States of America, unless specifically provided otherwise in this Agreement.

         "Dollar Equivalent" means the U.S. noon spot exchange rate as reported by the Bank of Canada on the applicable Business Day.

         "Edison" shall have the meaning ascribed thereto in the opening paragraph of this Agreement.

         "Employees" shall have the meaning ascribed thereto in Section 7.2 hereof.

         "Environmental Law" means any Regulation which is related to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of Contaminants into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Contaminants.

         "Environmental Liabilities and Costs" means all Losses from any claim, by any Person, whether based on Contract, tort, or arising under or pursuant to any Environmental Law or a Release of a Contaminant into the environment, including any Remedial Action, any Lien in favor of any authority pursuant to any Environmental Law or any Order or agreement with any authority.

         "Escrow Agreement" shall mean that certain Escrow Agreement entered into and executed by Sellers and Purchaser in conjunction with the Closing in accordance with Section 3.2(a) hereof, which agreement shall be in form and substance reasonably satisfactory to Sellers, Purchaser and the Escrow Agent.

         "Escrow Agent" means Mercantile Bank, N.A. (St. Louis, MO), or such other party as shall be mutually acceptable to Purchaser and Sellers.

         "Escrow Amount" shall have the meaning ascribed thereto in Section 3.2(a) hereof.

         "ETA" shall have the meaning ascribed thereto in Section 11.11 hereof.

         "Excluded  Assets" shall have the meaning  ascribed  thereto in Section
2.3 hereof.

         "Excluded Records" shall have the meaning ascribed thereto in Section 2.1(g) hereof.

         "Gross Rings" shall have the meaning ascribed thereto in Section 3.3(b) hereof.

         "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any Indebtedness or obligations of another Person, through a Contract or otherwise.

         "H-S-R Approvals" shall have the meaning ascribed thereto in Section 5.1(c) hereof.

         "H-S-R  Approvals  Amount" shall have the meaning  ascribed  thereto in
Section 6.1(b) hereof.

         "Indebtedness" with respect to any Person means any obligation of such Person for borrowed money, and in any event shall include (i) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business,
(ii) the face amount of all letters of credit issued for the account of such Person, (iii) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (iv) capitalized lease obligations, (v) all Guarantees of such Person, (vi) all accrued interest, fees and charges in respect of any Indebtedness, and (vii) all prepayment premiums and penalties, and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment and/or discharge of any Indebtedness.

         "Intellectual  Property"  shall have the  meaning  ascribed  thereto in
Section 2.1(f) hereof.

         "In-Transit Goods" shall mean such items of merchandise inventory that have been or will be paid for by Sellers but which are in-transit between (i) one or more Stores, (ii) any Store and any warehouse or distribution center,
(iii) any Store(s), warehouse and/or distribution center and any merchandise vendor or shipper, or (iv) otherwise in- transit or not located in the Sellers' Stores, warehouse(s) or distribution center(s), on the Closing Date and which items are received either in the Repp Stores or Repp By Mail after the completion of the Physical Inventory thereat; provided, however, upon receipt of such goods by Sellers or Purchaser, as the case may be, such goods shall become Merchandise Inventory hereunder, with a physical count thereof being conducted upon receipt in accordance with Section 3.3(a) hereof, and with payment of any portion of the Purchase Price with respect thereto being calculated and made in accordance with Sections 3.1(b) and 3.2(b) hereof.

         "In-Transit Physical Inventory" shall have the meaning ascribed thereto in Section 3.3(a) hereof.

         "Inventory  Procedures"  shall  have the  meaning  ascribed  thereto in
Section 3.3(a) hereof, and as contained in Exhibit 3.3 hereof.

         "Inventory Service" shall have the meaning ascribed thereto in Section 3.3(a) hereof.

         "J. Baker" means J. Baker, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts.

         "Lease" shall have the meaning ascribed thereto in Section 2.2(a) hereof.

         "License"shall have the meaning ascribed thereto in Section 8.4 hereof.

         "Lien" means any  security  interest,  lien,  charge,  mortgage,  deed,
assignment,  pledge,  hypothecation,   encumbrance,   easement,  restriction  or
interest of another Person of any kind or nature.

         "Losses" mean all liabilities of every kind, losses, costs, claims, judgments, awards, damages (including punitive, consequential and treble damages), penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation), and also including any expenditures or expenses incurred to cover, remedy or rectify any such Losses.

         "Merchandise Inventory" shall mean for purposes of this Agreement all of Sellers' merchandise inventory as at the Closing Date designated and/or allocated for the Business, whether located in the Stores, any Seller distribution center or warehouse (including, but not limited to, the Repp Catalogue Warehouse), any third party location, or any other place or location otherwise under the custody and control of Sellers, including layaway, repair and special order merchandise; provided, however, Merchandise Inventory shall not include: (i) Defective Merchandise, (ii) goods which belong to sublessees, licensees or concessionaires of Sellers, and (iii) goods held by Sellers on memo, on consignment, or as bailee; provided, further, In-Transit Goods shall not become Merchandise Inventory until such time as such goods are received by Sellers or Purchaser, as the case may be.

         "On Order Goods" shall have the meaning ascribed thereto in Section 2.4 hereof.

         "Order" means any decree, order, injunction, rule, judgment, consent of or by any governmental authority.

         "Ordinary Course of Business" means the operation of the Business by Sellers in the usual and ordinary course in a manner substantially similar to the manner in which Sellers have operated the Business both prior to and since the commencement of the Chapter 11 Cases.

         "Overbid  Auction" shall have the meaning  ascribed  thereto in Section
8.5 hereof.

         "Permits" shall have the meaning ascribed thereto in Section 2.1(e) hereof.

         "Person" means any corporation, partnership, joint venture, limited liability company, organization, entity, authority or natural person.

         "Permitted Designee" shall have the meaning ascribed thereto in Section
11.9 hereof.

         "Physical Inventory" shall have the meaning ascribed thereto in Section 3.3(a) hereof.

         "Purchase Price" shall have the meaning ascribed thereto in Section 3.1 hereof.

         "Projected Closing Aggregate Retail Price" shall have the meaning ascribed thereto in Section 3.2(a) hereof.

         "Purchaser" means J. Baker or any Permitted Designee thereof as permitted under this Agreement.

         "Regulation" means any law, statute, regulation, ruling, rule or Order of, administered or enforced by or on behalf of any governmental authority.

         "Rejection Claim Reimbursement" shall have the meaning ascribed thereto in Section 3.1(d) hereof.

         "Release" means any release, spill, emission, leaking, pumping, disposal, discharge, dispersal or migration into the indoor or outdoor environment or into or out of any property or assets (including the Acquired Assets) owned or leased by Sellers as at the Closing Date, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

         "Remedial Action" means all actions required under any applicable Environmental Law to (1) clean up, remove, treat or in any other way address Contaminants in the environment; (2) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Repp By Mail" shall mean the operations, business and assets of Sellers' "Repp By Mail, Ltd." and related catalogue operations and businesses in the United States of America and Canada, respectively.

         "Repp By Mail Lease" means, individually, any lease of non-residential real property from which Sellers conduct the Business of Repp By Mail and, collectively, all of Sellers' leases of non-residential real property from which Sellers conduct the Business of Repp By Mail, including, but not limited to, the Repp Catalogue Warehouse.

         "Repp Canada" shall have the meaning ascribed thereto in the opening paragraph of this Agreement.

         "Repp Canada Assets" shall mean any and all Acquired Assets relating to the Business located in or designated for the Business operations in Canada, including, but not limited to, any Inventory, Leases, Contracts and Intellectual Property relating exclusively to the Business operations in Canada, but specifically excluding any Acquired Assets relating to or associated with the Repp By Mail Business, wherever located.

         "Repp Canada Store Lease" shall mean the non-residential real property lease or leases under which Sellers occupy each of the Repp Stores in Canada.

         "Repp      Catalogue       Warehouse"      means      that      certain
warehouse/distribution/office facility located at Alpharetta, GA leased by Edison in the conduct of the Business of Repp By Mail.

         "Repp Stores" shall mean the operations, businesses and related assets of Sellers' men's big and tall division retail store operations maintained under the tradenames "Repp" and "Mr. Big & Tall" or other Intellectual Property in the United States of America and Canada, respectively.

         "Representative" shall have the meaning ascribed thereto in Section 3.8 hereof.

         "Retail Price" shall mean with respect to each item of Merchandise Inventory, the PLU or "scan" price of such item on the Closing Date (which shall be determined based upon reference to the Sellers' price files as of the date immediately preceding the date of execution of this Agreement, which price files shall be attached hereto and incorporated herein as Exhibit 3.1(a) hereof), or as to items of Merchandise Inventory that are subject to Gross Rings under
Section 3.3(b) hereof, the applicable Gross Rings amount. The Retail Price of any item of Merchandise Inventory shall be determined as provided for in this Agreement and in accordance with the Inventory Procedures. In the event of a conflict between this Agreement and the Inventory Procedures, the terms of this Agreement shall control. The Retail Price of any item of Merchandise Inventory shall exclude all sales Taxes and point-of-sale discounts, and Sellers represent that the scan prices of items of Merchandise Inventory do not and shall not include sales Taxes and point-of-sale discounts. If an item of Merchandise Inventory has more than one scan price, or if multiple items of the same SKU are scanned at different prices, the lowest scan price on any such item shall prevail for such item or for all such items within the same SKU, as the case may be, unless it is reasonably determined by Sellers and Purchaser that the lowest scan price was incorrect and infrequent, in which case the higher scan price shall control. In the event an item of Merchandise Inventory cannot be scanned, then such item shall have a Retail Price equal to the lowest ticketed price thereof, unless it is reasonably determined by Sellers and Purchaser that the lowest ticketed price was incorrect and infrequent, in which case the higher ticketed price shall control.

         "Sale Order" means that certain order(s) to be entered by the Bankruptcy Court in the Chapter 11 Cases, in substantially the form attached as
Exhibit 8.6 to this Agreement, inter alia, approving the transactions contemplated by this Agreement.

         "Sale  Procedures"  shall have the meaning  ascribed thereto in Section
8.5 hereof.

         "Sale  Procedures  Order"  shall have the meaning  ascribed  thereto in
Section 8.5 hereof.

         "Sellers" shall have the meaning ascribed thereto in the opening paragraph of this Agreement.

         "Sellers'  Purchase  Orders" shall have the meaning ascribed thereto in
Section 2.2(b) hereof.

         "Store" or "Stores" means the premises from which Sellers operate the Business of the Repp Stores.

         "Store Cash Amount" shall have the meaning ascribed thereto in Section 2.1(a) hereof.

         "Store Cash Adjustment Amount" shall have the meaning ascribed thereto in Section 2.1(a) hereof.

         "Store  Closing  Sales"  shall  have the  meaning  ascribed  thereto in
Section 8.4 hereof.

         "Store Lease" means, individually, any lease of non-residential real property from which Sellers conduct the Business of the Repp Stores and, collectively, all of Sellers' leases of non-residential real property from which Sellers conducts the Business of the Repp Stores, including, but not limited to, as same relate to a Store(s).

         "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales (including Canadian federal goods and services taxes), use, franchise, excise, value added, capital, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any other country or by any state, province, municipality, subdivision or instrumentality of the United States or of any other country or by any other tax authority, Canadian pension plan contributions and unemployment insurance contributions, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

         "Tax Return" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

         A "third party" means any Person other than Sellers, Purchaser or any of their respective affiliates.

         "Topping Fee" shall have the meaning ascribed thereto in Section 8.5 hereof.

         "Transferred  Employees"  shall have the  meaning  ascribed  thereto in
Section 7.2 hereof.

         "Unassumed  Liabilities"  shall have the  meaning  ascribed  thereto in
Section 2.6 hereof.

         1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning through this Agreement.

         1.3      Other Definitional Provisions

                  (a) The words "hereof", "herein", and "hereunder and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) References herein to a specific Section, Subsection, Exhibit or Schedule shall refer, respectively, to Sections, Subsections, Exhibit or Schedules of this Agreement, unless the express context otherwise requires.

                  (d) Wherever the word "include", or "includes", or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation".

                                   ARTICLE II

              PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES
              ----------------------------------------------------

         2.1 Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, Sellers shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of, the following assets owned by Sellers on the Closing Date (wherever located) related exclusively to, or used exclusively in conjunction with, the Business, and all of Sellers' right, title and interest therein and thereto on the Closing Date, but not including those assets specifically excluded in
Section 2.3 hereof (all of the assets to be sold, assigned, transferred and delivered to Purchaser hereunder shall be deemed included in the term "Acquired Assets" as used herein):

                  (a) cash in an amount equal to $400.00 (or the Dollar Equivalent of $400.00 for Repp Stores located in Canada) per Repp Store location (including for purposes hereof each U.S. and Canadian Repp Store and each Designated Lease location, without duplication) ("Store Cash Amount"). Sellers shall implement steps to ensure that the Store Cash Amount shall be on hand at each Repp Store location upon the commencement of business on the Closing Date; provided, however, in the event the aggregate dollar amount of cash on hand in the Repp Store locations at the Closing Date is greater than the Store Cash Amount, then the Purchase Price shall be increased by an amount equal to the difference between the aggregate actual dollar amount of cash on hand in the Repp Store locations at the Closing Date and the Store Cash Amount; provided, further, in the event the aggregate dollar amount of cash on hand in the Repp Store locations at the Closing Date is less than the Store Cash Amount, then the Purchase Price shall be decreased by an amount equal to the difference between the aggregate actual dollar amount of cash on hand in the Repp Store locations at the Closing Date and the Store Cash Amount (as adjusted in accordance with this Section 2.1(a), if appropriate, the "Store Cash Adjustment Amount"); provided, further, Sellers and Purchaser agree that they shall each use their respective good faith best efforts to reconcile and determine the amount of cash on hand in each Repp Store location as of the Closing Date within the time periods stated in Section 3.7 hereof;

                  (b) all prepaid and unamortized costs for marketing expenditures and co-op advertising allowances (each an "Account" and collectively the "Accounts") arising exclusively from or relating exclusively to the operation or conduct of the Business; provided, however, in the event the aggregate dollar amount of the Accounts at Closing is less than $750,000.00, then the Purchase Price shall be reduced by an amount equal to the difference between the actual aggregate dollar amount of Accounts and $750,000.00; provided, further, in the event the aggregate dollar amount of Accounts at Closing is greater than $750,000.00, then the Purchase Price shall be increased by an amount equal to the difference between the actual aggregate dollar amount of Accounts and $750,000.00 (as adjusted in accordance with this Section 2.1(b), if appropriate, the "Accounts Amount"); provided, further, Sellers and Purchaser agree that they shall each use their respective good faith best efforts to reconcile the amount of Accounts and determine the Accounts Amount within the time periods stated in Section 3.7 hereof;

                  (c) all supplies, materials and merchandise (including, but not limited to, Merchandise Inventory) or other inventories relating exclusively to the Business, including, without limitation, any such assets which (i) are actually located at any location of Sellers, or any other third party location to the extent such assets are designated for or allocated to the Business, (ii) have been paid for by Sellers prior the Closing, or (iii) have been shipped to Sellers, but not received by Sellers as of the Closing (collectively, the "Inventory");

                  (d) all machinery, equipment, tools, vehicles, furniture, furnishings, leasehold improvements, goods, and other tangible personal property owned by Sellers which relate exclusively to the day-to-day operation or maintenance of the Business which are actually located at the Repp Catalogue Warehouse or any Store;

                  (e) all licenses, permits, approvals, certificates of occupancy, authorizations, operating permits, registrations, plans and the like applicable exclusively to the Business to the extent the same are transferable by the Sellers to the Purchaser (collectively, the "Permits");

                  (f) all patents, patent applications, licenses, service names, service marks, trade names, trademarks, trade name and trademark registrations (and applications therefor), copyrights and copyright registrations (and applications therefor), inventions and designs, including, without limitation, any and all of Sellers' rights in and to the names "Repp", "Repp Big & Tall", "Repp By Mail", and "Mr. Big & Tall" and any of their derivatives as used (or is otherwise subject to a right by Sellers to use, but is not currently in use) exclusively in connection with the conduct of the Business, or that appears on products related to the Business, and any and all goodwill, trade secrets, processes and know-how which relate exclusively to the Business, including, but not limited to, any and all toll free or A800@ telephone numbers, domain rights and Internet website(s) (collectively, the "Intellectual Property");

                  (g) all information, files, records, data, plans, and recorded knowledge, including customer and supplier lists, related exclusively to or used exclusively in connection with the Business (collectively, "Business Records"), except to the extent that any of the foregoing are privileged or otherwise subject to third party privacy rights (the items excluded from this Section 2.1(g) are collectively referred to herein as "Excluded Records"). The Business Records shall be delivered at Closing to Purchaser by Sellers in their then existing state and form; and

                  (h) any and all other assets and rights that are not of the type or character referenced in Section 2.1(a) - (g) and which relate exclusively to the Business.

         2.2  Assignment  of Leases,  Contracts,  Purchase  Orders  and  Certain
Claims. Subject to the terms and conditions set forth in this Agreement, including, but not limited to Section 2.2(a) hereof, Sellers will assign and transfer to Purchaser, effective as of the Closing Date, all of Sellers' right, title and interest in and to, and Purchaser will take assignment of, the following rights and interests that are exclusively used in connection with, or relate exclusively to, the Business (and the right, title and interest of Sellers under all of the following shall be deemed included in the term "Acquired Assets" as used herein):

                  (a) All Store Leases, other than Designated Leases (collectively, the "Assumed Leases"); provided, however, Purchaser shall have the right to terminate this Agreement (as provided in Section 8.4 hereof) in the event the Bankruptcy Court does not authorize Sellers' assumption and assignment to Purchaser under the Sale Order of at least 130 Store Leases; provided, further, notwithstanding anything in this Agreement to the contrary, Purchaser may designate such Store Leases as Purchaser shall, in its sole discretion, determine not to have Sellers assign to Purchaser (each a "Designated Lease", and collectively the "Designated Leases"), none of which Designated Leases may be Repp Canada Store Leases; provided, however, Purchaser may not designate more than thirty (30) Store Leases as Designated Leases hereunder; provided, further, Purchaser shall be obligated to identify those Store Leases that shall be designated as Designated Leases on or before the Closing (upon such designation the listing of Designated Leases shall be made a part hereof as Exhibit 2.2(a).

                  (b) Such Contracts or other arrangements entered into by the Sellers in the Ordinary Course of Business, including, but not limited to, any Repp By Mail Lease and Contracts where Sellers are the customer/purchaser and the goods, supplies or materials purchased thereunder are not included in Inventory (collectively, the "Sellers' Purchase Orders") (collectively, the "Assumed Contracts"), each as shall be identified in Schedules 2.2(b) respectively to be delivered by Sellers to Purchaser within five (5) Business Days of the execution and delivery of this Agreement, and upon acceptance thereof by Purchaser shall be made a part hereof; within five (5) Business Days of Purchaser's receipt of Schedule 2.2(b), Purchaser shall notify Sellers of those Contracts that it shall not accept.

                  (c) All Claims and rights of action against vendors and lessors of the Assumed Contracts and Assumed Leases, respectively, to the Business relating exclusively to the Acquired Assets, the Repp Stores, the Repp Catalogue Warehouse, or the Business, including, but not limited to, all rights and avoidance claims of Sellers under sections 544, 547, 548, 549 and 550 of the Bankruptcy Code (each an "Avoidance Action" and collectively the "Avoidance Actions"); provided, however, effective as of the Closing the Purchaser shall be deemed to have released each such claim that constitutes an Avoidance Action.

         2.3 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the following assets of Sellers, as well as any other assets not defined as Acquired Assets, shall be retained by Sellers and are not being sold or assigned to Purchaser hereunder (all of the following are referred to collectively as the "Excluded Assets"):

                  (a) any capital stock held by Sellers or any other affiliates of Sellers;

                  (b) cash and cash equivalents not required to be transferred to Purchaser pursuant to Section 2.1(a) hereof; provided that Purchaser and Sellers agree that in the event either of them receive any cash or cash equivalents that properly constitute the property of the other in accordance with the terms of this Agreement, such cash or cash equivalents as shall be the property of the other party to this Agreement shall be held by its recipient in trust for the other, and further shall be accounted for and paid over to the other party promptly after its receipt;

                  (c) any and all Excluded Records (and any and all of Sellers' books of account (except as same relate to the Accounts), corporate seal(s), charter, by-laws, minute books and other corporate governance documents);

                  (d)      any Designated Leases;

                  (e) any Contracts not identified in Schedule 2.2(b) hereof, and any Contracts identified in Schedule 2.2(b) hereof not accepted by Purchaser in the time period provided in Section 2.2(b) hereof;

                  (f) any income and corporate Taxes recoverable or refundable;

                  (g)      any life  insurance  policies and  proceeds  thereof;
                           provided; however, any such policies or proceeds which relate to Transferred Employees post-Closing shall constitute an Acquired Asset(s) hereunder;

                  (h) all sums owing to either of the Sellers by any affiliate or stockholder of any of the Sellers; and

                  (i) any governmental rebates or refunds due or which may become due to either of the Sellers pursuant to any federal or provincial sales, customs or excise tax legislation.

         2.4 Assumption/Payment of Certain Obligations. At Closing, Purchaser will assume all of Sellers' rights and obligations in respect of Sellers' purchase orders for goods and other merchandise ordered prior to Closing, but not paid for or delivered prior to the Closing Date ("On Order Goods"), solely to the extent such On Order Goods are identified in Schedule 2.4 hereof to be made a part of this Agreement at Closing; provided, however, no component of the On Order Goods shall be duplicative of any component of the In-Transit Goods.

         2.5 Additional Assumed Obligations. At the Closing, except as provided in Section 2.4, Section 2.5 and/or in Section 2.6 hereof, Purchaser shall assume, and agree to pay, perform, fulfill and discharge the following additional obligations of the Sellers:

                  (a) those obligations which are required to be performed after the Closing Date under the following: (i)the Assumed Leases; and (ii) the Assumed Contracts; provided, however, Purchaser shall pay any amounts due to any and all non-Seller parties to any Assumed Contract or Assumed Lease in respect of any cure amount ("Cure Amount") under section 365(b) of the Bankruptcy Code or otherwise; provided, however, Purchaser's obligation to pay any amount in respect of the Cure Amount shall be limited in all respects by the Assumed Lease/Contract Cap;

                  (b) those obligations relating to accrued but unused vacation of Transferred Employees of Sellers (or any of them) hired by Purchaser at Closing; provided, however, following the Closing, subject to Section 7.2 hereof, Purchaser may establish such policies and procedures in respect of Transferred Employees' vacation and other employee-related policies post-Closing as Purchaser shall deem appropriate, in its discretion; and

                  (c) those obligations which are required to be performed after the Closing Date in respect of the On Order Goods.

         The amounts set forth in this Section 2.5(a) - (c) are collectively defined herein as the "Assumed Obligations").

         2.6 No Other Liabilities Assumed. Sellers acknowledge and agree that pursuant to the terms and provisions of this Agreement and under any Lease or Contract, Purchaser will not assume any obligation of Sellers, other than the Assumed Obligations. In furtherance and not in limitation of the foregoing, neither Purchaser nor any of its affiliates shall assume, and shall not be deemed to have assumed, other than as specifically set forth in Article II hereof, any debt, claim, obligation or other liability of Sellers or any of its affiliates whatsoever, including, but not limited to, (i) any Environmental Costs and Liabilities for any act, omission, condition or event caused by or attributable to Sellers to the extent occurring or existing prior to the Closing Date, including without limitation all Environmental Costs and Liabilities relating in any manner to Sellers' direct or indirect handling, transportation or disposal of any Contaminants, (ii) any of Sellers' liabilities in respect of Taxes, except as expressly provided in Section 11.11(b) hereof, (iii) any investment banking, financial advisory, brokers' or finders' fees arising by reason of Sellers' dealings with brokers or other third parties, or other liability of Sellers for costs and expenses (including legal fees and expenses) incurred in connection with this Agreement, (iv) any Indebtedness, except for the Assumed Obligations, (v) any obligations or liabilities for Sellers' Employees, including severance, termination pay, pension, profit sharing or any other employee benefit plans, compensation or retiree medical and other benefits and obligations, except to the extent otherwise provided in Sections 2.5(b) and
7.2 hereof, or any obligation, claim or amount under the Workers Adjustment and Retraining Notification Act ("WARN Act"), (vi) any obligation or liability arising as a result of or whose existence is a breach of Sellers' representations, warranties, agreements or covenants contained in this Agreement or otherwise, (vii) any Excluded Assets, (viii) any Affiliate Obligations, (ix) any liability subject to compromise, except to the extent same constitutes an Assumed Obligation, and (x) rebates, allowances, deductions and/or price discrepancies relating in any manner to products sold in pursuit of the Business prior to the Closing Date (collectively, "Unassumed Liabilities"). Disclosure of any obligation or liability on any schedule to this Agreement shall not create an Assumed Obligation or other liability of Purchaser, except where such disclosed obligation has been expressly assumed by Purchaser as an Assumed Obligation in accordance with the provisions of Article II hereof.

         2.7 Certain Limitations on Purchaser's Right to Acquire. Sellers and Purchaser acknowledge that Sellers are currently in possession of certain property under one or more Leases or Contracts, of which Sellers may actually be the owner, as distinguished from lessee, under certain principles of law or equity, and which property Purchaser may wish to have Sellers treat as Acquired Assets (such property is hereinafter referred to as "Disputed Status Property"). Purchaser may elect to have Sellers sell, transfer, and assign to Purchaser all of Sellers' right, title and interest in and to such Disputed Status Property; provided, that Purchaser shall make such election in writing delivered to Sellers prior to the Closing; provided, further, notwithstanding any contrary provision of this Agreement or any document executed pursuant hereto, Purchaser shall not have the right, to the extent the same are held by Sellers (or either of them) under any Lease, Store Lease or Contract not assumed by Purchaser pursuant to Section 2.5 above, to acquire (i) any furniture, fixture, machinery, equipment or other item of tangible personal property which constitutes Disputed Status Property, or (ii) any furniture, fixture, machinery, equipment or other item of tangible personal property which does not constitute Disputed Status Property, unless in each case (and only if) Purchaser arranges to acquire such property in a manner which results in the Sellers being released and discharged (in a manner reasonably satisfactory to Sellers) from any and all further cost, expense or liability relating to such item (whether such costs, expenses and liability relate to or arise during the period prior to the Closing or after the Closing).

                                   ARTICLE III

                           PURCHASE PRICE AND PAYMENT
                           --------------------------

         3.1 Purchase Price. The aggregate purchase price for the Acquired Assets (the "Purchase Price") shall be comprised of the items set forth in subsections (a) - (d) below:

                  (a) Purchaser shall pay Sellers (or their designee), upon such schedule and such terms as are set forth in Section 3.2 hereof, the sum of $31,700,000.00; provided, however, in the event that the Aggregate Retail Price of the Merchandise Inventory for a Business Division at Closing is less than the Aggregate Retail Price Merchandise Inventory Target for the relevant Business Division set forth in Schedule 3.1(a) hereof, Purchaser shall be entitled to a reduction in the Purchase Price equal to the product of (i) the difference between the applicable Aggregate Retail Price Merchandise Inventory Target for such Business Division and the Aggregate Retail Price of the Merchandise Inventory for such Business Division, multiplied by (ii) the following cost-to-retail adjustment factor, as applicable: (a) Repp Stores -- 37%, and (b) Repp By Mail -- 45%; provided, further, in the event that the Aggregate Retail Price of the Merchandise Inventory for a Business Division at Closing is greater than the Aggregate Retail Price Merchandise Inventory Target for such Business Division set forth in Schedule 3.1(a) hereof, the Sellers shall be entitled to an enhancement in the Purchase Price equal to the product of (i) the difference between the applicable Aggregate Retail Price Merchandise Inventory Target for such Business Division and the Aggregate Retail Price of the Merchandise Inventory for such Business Division, multiplied by (ii) the following cost-to-retail adjustment factor, as applicable: (a) Repp Stores -- 37%, and (b) Repp By Mail -- 45%. For purposes of this Agreement, the Merchandise Inventory at Closing of the Repp Stores and Repp By Mail components of the Business shall
(i) include, but not be limited to, any Merchandise Inventory in any Stores, distribution center, warehouse, or under the custody and control of any third party (including, but not limited to, warehousemen, customs warehouse or broker) allocable or otherwise attributable to the Business, and (ii) be calculated based upon the Aggregate Retail Price of any and all Merchandise Inventory of the Repp Stores or Repp By Mail, as the case may be, on hand as at the Closing Date, calculated in accordance with the Inventory Procedures set forth in
Section 3.3(a) hereof; provided, however, Purchaser and Sellers agree that for purposes of calculating the Aggregate Retail Price of the Merchandise Inventory, the Retail Price of any Merchandise Inventory which constitutes Repp Canada Assets shall be converted into Dollars following the conduct of the Physical Inventory contemplated by Section 3.3(a) hereof;

                  (b) An amount equal to the lower of (i) the product of (x) the Retail Price of any In-Transit Goods multiplied by (y) the relevant cost-to-retail adjustment factors for the relevant Business Division as set forth in Section 3.1(a) above, as applicable or (ii) the actual landed invoice cost (inclusive of any freight charges and customs duties) of such merchandise inventory; provided, however, Sellers and Purchaser shall at the Closing agree on the amount and identity of all In-Transit Goods as at the Closing Date; provided, further, no component of the In-Transit Goods shall be duplicative of any component of the On Order Goods; provided, further, that Sellers shall not be entitled to any increase in the Purchase Price in respect of In-Transit Goods to the extent such items comprise a component of and are included in the Projected Aggregate Retail Price of the Merchandise Inventory upon which Purchaser and Sellers shall determine the amount of the Purchase Price payable by Purchaser at Closing;

                  (c) In accordance with Section 2.5 hereof, Purchaser's assumption of the Assumed Obligations; and

                  (d) An amount equal to the aggregate distribution to be paid on the Allowed Claim of any lessor under a Designated Lease under a plan of reorganization or liquidation confirmed by the Bankruptcy Court in the Chapter 11 Cases in respect of any rejection damage claim arising under sections 365(a) and 502(b)(6) of the Bankruptcy Code following the rejection of any such Designated Lease by Edison pursuant to order of the Bankruptcy Court (the "Rejection Claim Reimbursement"). Purchaser shall pay such amounts as may become due in respect of the Rejection Claim Reimbursement at such distribution date(s) as shall be designated in any confirmed plan in the Chapter 11 Cases; provided, however, in the event Purchaser (or any Permitted Designee thereof, as applicable) is able to secure the agreement of any non-Seller party to a Contract or Lease to accept an amount less than the amount required to be paid by Purchaser under this Section 3.1(d), Purchaser shall pay the amount required under this Section 3.1(d) or such lesser amount as it shall negotiate with the non-Seller party, at its sole election; provided, further, the Sale Order shall provide that (i) Purchaser (or any Permitted Designee thereof, as the case may be) shall have standing from and after the Closing to object to the allowance of any rejection damage claim filed or asserted by any lessor under a Designated Lease and (ii) Sellers may not compromise or settle any rejection damage claim post-Closing without the prior written consent of Purchaser (or the relevant Permitted Designees thereof); however, if Sellers propose in good faith a compromise or settlement of any such rejection damage claim and Purchaser declines to provide its consent thereto, Sellers shall have no further obligation to prosecute any objection to the allowance of such claim, and Purchaser shall thereafter bear all costs and responsibilities associated with any objection to such claim.

         3.2 Payment of Purchase Price; Escrow. (a) At Closing, Purchaser shall pay Sellers by wire transfer of immediately available funds an amount in respect of the Purchase Price equal to (i) $31,700,000; provided, however, (a) in the event the projected Closing Aggregate Retail Price of the Merchandise Inventory ("Projected Closing Aggregate Retail Price") for the Repp Stores Business Division on the Closing Date, as same is reflected in Sellers' books and records (exclusive of In-Transit Goods (which shall be counted and paid for by Purchaser as otherwise provided in this Agreement) and any shrink reserves), is either greater than or less than, as the case may be, the Aggregate Retail Price Merchandise Inventory Target as set forth in Schedule 3.1(a) hereto applicable to such Business Division, the amount payable by Purchaser at Closing in respect of the Purchase Price shall either be increased or reduced, as the case may be, by an amount equal to the differential between (x) the Projected Closing Aggregate Retail Price of the Merchandise Inventory for such Business Division and the relevant Aggregate Retail Price Merchandise Inventory Target for such Business Division, multiplied by 0.37, and (b) in the event the Projected Closing Aggregate Retail Price of the Merchandise Inventory for the Repp by Mail Business Division is either greater than or less than, as the case may be, the Aggregate Retail Price Merchandise Inventory Target as set forth in Schedule 3.1(a) hereto applicable to such Business Division, the amount payable by Purchaser at Closing in respect of the Purchase Price shall either be increased or decreased, as the case may be, by an amount equal to the differential between
(x) the Projected Closing Aggregate Retail Price of the Merchandise Inventory for such Business Division and (y) the relevant Aggregate Retail Price Merchandise Inventory Target for such Business Division, multiplied by 0.45; less (ii) the sum of (x) the H-S-R Approvals Amount and (y) the aggregate amount of any deposits or other monies received by Sellers prior to the Closing Date in respect of any layaway, repair and/or special order merchandise that is included in Merchandise Inventory subject to this Agreement. The Purchase Price shall be further adjusted at Closing in respect of the Accounts Amount, the Store Cash Adjustment Amount, and the Deposit (together with any interest earned thereon), as shall be applicable hereunder. Sellers and Purchaser agree that they shall jointly direct the holder of the Deposit to deliver same to the Sellers (or as otherwise agreed by Purchaser and Sellers) at Closing. Sellers shall deliver to Purchaser a good faith estimate of the Projected Closing Aggregate Retail Price of the Merchandise Inventory both of the Repp Stores and Repp By Mail Business Divisions not later than two (2) Business Days prior to the Closing Date. Sellers and Purchaser agree that on the Closing Date $5,000,000.00 of the Purchase Price shall be deposited into escrow with the Escrow Agent under the terms of the Escrow Agreement (the "Escrow Amount"). The Escrow Agreement shall provide, among other things, that the Escrow Amount shall be made available to satisfy such claims as may be asserted by Purchaser as provided for herein and in the Escrow Agreement with regard to (a) any adjustment(s) to the Purchase Price in accordance with the terms of this Agreement and (b) any final and binding judgments against Purchaser post-Closing for any matter or claim for which Purchaser is entitled to indemnification under Section 3.8 hereof. Purchaser and Sellers agree that the escrow arrangement created by the Escrow Agreement shall have a term of nine (9) months from the Closing Date, unless a shorter time is hereafter agreed upon in writing by Sellers and Purchasers. The Escrow Agreement shall further provide that in the event there is any claim(s) threatened or asserted (with proof thereof reasonably satisfactory to Sellers having been delivered to Sellers) by any person against Purchaser at the expiration of the term of the Escrow Agreement, which claim(s) has not yet matured into a final binding judgment against Purchaser at such time, the escrow created by the Escrow Agreement and this Agreement shall be extended for a period of time and in such amount as shall be agreed by Sellers and Purchaser; provided, however, in the event Purchaser and Sellers are unable to agree on either the amount or duration of the extension of the escrow created hereby and the Escrow Agreement, such dispute shall be resolved by the Bankruptcy Court (or if said court is without jurisdiction, through binding arbitration in the manner provided in this Agreement). The Escrow Agreement shall further provide that the Escrow Agent shall disburse some or all of the Escrow Amount to Sellers and/or Purchaser, as their interests therein may appear, and as may be agreed by them, after the Purchase Price adjustment for the reconciliation of the Aggregate Retail Price of the Merchandise Inventory has been made and agreed upon, such that the amount of the Escrow Amount then remaining on deposit with the Escrow Agent shall be fixed at the amount of $1,000,000.00 (with any excess being paid to Sellers and any shortage being paid by Sellers); provided, however, Purchaser and Sellers shall use their reasonable good faith efforts to reconcile and agree on the Aggregate Retail Price of the Merchandise Inventory, as well as any adjustments to the Purchase Price required as a result thereof, within forty-five (45) days of the completion of the last Physical Inventory conducted hereunder; provided, further, that Sellers shall not be obligated to replenish the Escrow Amount to the $1,000,000.00 threshold for any payments made to Purchaser from the Escrow Amount as a result of claims other than those made pursuant to the reconciliation of the Aggregate Retail Price of the Merchandise Inventory made there against by Purchaser in accordance with this Agreement and the Escrow Agreement. In addition to the Escrow Amount described above, at Closing Purchaser shall deposit with the Escrow Agent the additional sum of $200,000 in respect of the Assumed Lease/Contract Cap ("Additional Escrow Amount"); provided, Purchaser shall cooperate with Sellers in giving such instructions as may be required to cause the Escrow Agent to disburse from and out of the Additional Escrow Amount such amounts as are necessary to enable Sellers timely to pay any Cure Amount in accordance with the terms and provisions of the Sale Order.

                  (b) On or before the date that is fifteen (15) days after Purchaser delivers to Sellers the written reconciliation of the In-Transit Physical Inventory required under Section 3.3 hereof, Purchaser shall pay Sellers the amount required under Section 3.1(b) hereof.

         3.3 Physical Count and Valuation. (a) On or before Closing, Sellers shall furnish Purchaser with a schedule identifying the location of all Acquired Assets, including, but not limited to, Merchandise Inventory (inclusive of In-Transit Goods, if any). On or before the Closing Date, Purchaser and Sellers shall have jointly engaged and retained RGIS ("Inventory Service") to conduct and complete a physical count and inspection of the Merchandise Inventory located in (i) the Repp Stores and any Repp Stores warehouse or distribution center, and (ii) Repp By Mail, including, but not limited to the Repp Catalogue Warehouse, on or before seven (7) days after the Closing Date (excluding the Closing Date for purposes hereof) (the "Physical Inventory"). The instructions and guidelines to be abided by Purchaser, Sellers and the Inventory Service in the conduct of the Physical Inventory ("Inventory Procedures") shall be agreed upon Sellers and Purchaser prior to Closing, and upon such agreement shall be attached as Exhibit 3.3 hereto. Purchaser and Sellers shall each be permitted, at their own expense, to have representatives present for the taking of such Physical Inventory. Based on such Physical Inventory, and as otherwise provided in Section 3.3(b) hereof, Purchaser shall reasonably determine the amount of the Aggregate Retail Price of the Merchandise Inventory as of the Closing Date, subject to Seller s' reasonable approval and taking into account the results of such Physical Inventory. The parties hereto agree that Sellers and Purchaser shall each be responsible for one-half of the Inventory Service s' invoice(s) for conducting the Physical Inventory and the calculation of the Aggregate Retail Price of the Merchandise Inventory. Post-Closing, Purchaser shall, at Purchaser's expense, perform a physical count and inspection of any In-Transit Goods upon their arrival at either the Repp Stores or Repp By Mail Business Division, as the case may be, utilizing the Inventory Procedures set forth in
Exhibit 3.3 hereof (the "In-Transit Physical Inventory"); provided, however, the In-Transit Physical Inventory shall be completed by Purchaser within five (5) Business Days following the receipt of any such In-Transit Goods. Within ten
(10) days of the completion of the In-Transit Physical Inventory by Purchaser, Purchaser shall furnish Sellers with a written reconciliation of the results of the In-Transit Physical Inventory. Purchaser agrees that it shall not sell any of the In-Transit Goods until after the In-Transit Physical Inventory with respect thereto has been completed.

                  (b) In the event the Physical Inventory is conducted at any Repp Store or Repp By Mail location on a date that is after the Closing Date, then for the period from the Closing Date until the completion of the Physical Inventory at the relevant location, Purchaser shall keep (i) a strict count of gross register receipts less applicable sales Taxes plus 1.75% ("Gross Rings") and (ii) cash reports of all sales of Merchandise Inventory prior to the completion of the Physical Inventory applicable thereto. Register receipts shall show for each item of Merchandise Inventory sold the Retail Price for such item and the markdown or discount, if any, specifically granted by Purchaser in connection with such sale. All such reports shall be made available by Purchaser to Sellers during Purchaser's regular business hours upon reasonable written notice from Sellers to Purchaser.

         3.4 Post-Closing Purchase Price Adjustment. Upon determination of the Aggregate Retail Price of the Merchandise Inventory in accordance with Section
3.3 hereof (in addition to the adjustments provided for in Section 3.5 below), the Purchase Price (as adjusted at the Closing) shall be further adjusted (i) as set forth in Section 3.1 hereof, and (ii) to the extent necessary to reimburse Purchaser for the differential cost to Purchaser of its having honored within ninety (90) days after the Closing Date any store merchandise credit or gift certificate issued by Sellers to any customer of the Business pre-Closing. Purchaser and Sellers shall prepare a mutually acceptable written statement as soon as practicable after the Closing setting forth the calculation of any such Purchase Price adjustments. If an increase in the Purchase Price is required hereunder, the amount of such increase shall promptly be paid by Purchaser to Sellers by wire transfer in immediately available good funds. In the event there is required a decrease in the Purchase Price, Purchaser and Sellers shall direct the Escrow Agent to pay the amount of such decrease to Purchaser from the Escrow Amount. In the event such decrease in the Purchase Price exceeds the Escrow Amount, Sellers shall promptly pay to Purchaser by wire transfer in immediately available, funds an amount equal to the amount of such excess.

         3.5 Prorations. To the extent that any of the items listed below in this Section 3.5 are paid by Sellers prior to the Closing or are payable by Purchaser or the Sellers after the Closing Date, such items shall be apportioned as of the Closing Date such that Sellers shall be liable for (and shall reimburse Purchaser to the extent that Purchaser shall pay) that portion of such of the foregoing relating or attributable to periods prior to the Closing Date and Purchaser shall be liable (and shall reimburse Sellers to the extent Sellers shall have paid) that portion of the foregoing relating or attributable to, periods on or after the Closing Date. Should any amounts to be prorated not have been finally determined on the Closing Date, a mutually satisfactory estimate of such amounts made on the basis of Sellers' records shall be used as a basis for settlement at Closing, and the amount finally determined will be prorated as of the Closing Date and appropriate settlement made as soon as practicable after such final determination. If as a result of any such settlement in accordance with the preceding sentence Purchaser is owed an amount from Sellers, Purchaser shall have the right in its sole discretion to be reimbursed for such amount out of the Escrow Amount. Such prorated items shall include: (a) personal property, real estate, retail sales, occupancy and water Taxes, if any, on or with respect to the Business, the Acquired Assets and/or the Assumed Obligations; (b) Taxes, rent and other items payable by Sellers under any Assumed Lease, Assumed Contract or other contractual obligation to be assigned to or assumed by Purchaser hereunder, except as provided in Section 2.5 hereof; (c) the amount of sewer rents and charges for water, telephone, electricity and other utilities and fuel; (d) payroll expenses related to employees of Sellers hired by Purchaser at Closing; and (e) insurance premiums of any policies acquired by Purchaser at Closing. Sellers and Purchaser agree to furnish each other with such documents and other records as each party reasonably requests in order to confirm all adjustment and proration calculations made pursuant to this Section
3.5. The proration and adjustment process provided in this Section 3.5 shall also include an adjustment of cash received by Purchaser or Sellers (as the case may be) to which the other is entitled pursuant to the provisions of Sections
2.1 and 2.3 above, but shall not include an adjustment for security and other deposits heretofore paid by Sellers to third parties.

         3.6 Further Assurances From time to time after the Closing and without further consideration, (a) Sellers, upon the request of Purchaser and at Sellers' expense, shall execute and deliver such documents and instruments of conveyance and transfer as Purchaser may reasonably request in order to consummate more effectively the purchase and sale of the Acquired Assets as contemplated hereby and to vest in Purchaser title to the Acquired Assets transferred hereunder, provided that (i) Sellers shall not be required to execute or deliver any document or instrument pursuant to this Section 3.6 which includes any provision(s) which impose financial obligations upon the Sellers which are greater than those imposed upon Sellers under the other provisions of this Agreement or the documents executed pursuant hereto and (ii) in no event shall Sellers be required to incur any material cost or expense in the performance of its obligations under this Section 3.6 (it being understood that Purchaser shall in any event be entitled to require Sellers to take such action as Sellers would otherwise be required to take pursuant to this Section 3.6 but for the cost thereof by advancing to Sellers the amount Sellers reasonably anticipate incurring in excess of immaterial costs and expenses of taking such action), and (b) Purchaser, upon the request of Sellers and at Purchaser's expense, shall execute and deliver such documents and instruments of assumption as Sellers may reasonably request in order to confirm Purchaser's liability for the obligations under the Assumed Obligations or otherwise more fully consummate the transactions contemplated by this Agreement; provided that (i) Purchaser shall not be required to execute or deliver any document or instrument pursuant to this Section 3.6 which includes any provision(s) which impose obligations upon the Purchaser which are greater than those imposed upon Purchaser under the other provisions of this Agreement or the documents executed pursuant hereto, and (ii) in no event shall Purchaser be required to incur any material cost or expense in the performance of its obligations under this Section 3.6 (it being understood that notwithstanding the foregoing, Sellers shall in any event be entitled to require Purchaser to take such action as Purchaser would otherwise be required to take pursuant to this Section 3.6 but for the cost thereof by advancing to Purchaser the amounts Purchaser reasonably anticipates incurring in excess of immaterial costs and expenses in taking the action).

         3.7 Diligent Efforts to Finalize All Adjustments. Sellers and Purchaser hereby agree to use their diligent, good faith efforts to effectuate and finalize all Purchase Price and other adjustments contemplated by this Article III within ninety (90) days following the Closing Date. In the event that all such adjustments have not been finalized and effectuated by the expiration of such ninety (90) day period, either party shall have the right, upon written notice to the other(s), to submit the determination of the remaining adjustments to the Bankruptcy Court for determination (on shortened time if the Bankruptcy Court will hear the matter on such basis); provided, however, in the event it is determined that the Bankruptcy Court lacks jurisdiction to resolve disputes relating to the Repp Canada Assets, then the parties agree that any such dispute shall be submitted to binding arbitration by an arbitrator to be mutually acceptable to Purchaser and Sellers or, if an arbitrator cannot be agreed upon, an arbitrator appointed by a court with jurisdiction over the matter.

         3.8 Indemnification. Sellers jointly and severally hereby indemnify and hold Purchaser (and any Permitted Designee thereof), its officers, directors, shareholders, affiliates and employees (collectively, "Representatives") harmless from, against and in respect of (and shall on demand, following submission of reasonable evidence thereof, reimburse Purchaser or its Representatives for) any and all loss, liability, cost, expense or damage suffered or incurred by Purchaser in respect of or in connection with (i) any liabilities or obligations of Sellers not expressly assumed by Purchaser under this Agreement, and (ii) any breach by Sellers of the representations, warranties or agreements contained herein. The Purchaser hereby waives compliance by the Sellers with the provisions of the Bulk Sales Act (Ontario) or similar applicable legislation of any other province of Canada (the "Bulk Sales Act"), and in consideration hereof, the Sellers agree to indemnify the Purchaser from any claims that may be asserted against it by any creditor of the Sellers, or any other person, firm or corporation, by reason of the Purchaser not having required the Sellers to comply with the Bulk Sales Act or by reason of the waiver aforesaid, provided that the Sellers shall have no liability pursuant to this Section 3.8 for any claims with respect to any debts or obligations which were agreed to be assumed by the Purchaser pursuant to this Agreement or any Ancillary Documents delivered pursuant hereto.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

         Sellers represent and warrant to Purchaser as of the date of this Agreement and the Closing Date, as follows:

         4.1 Due Incorporation; Good Standing Sellers are corporations duly incorporated under the laws of the states or provinces of their respective incorporation, and are in good standing thereunder as of the date hereof and as of the Closing.

         4.2 Consents. To Sellers' actual knowledge, except for consents, approvals or authorizations of, or filings with, the Bankruptcy Court, the H-S-R Approvals, and any notices or approvals required in connection with the transfer of the Repp Canada Assets, no notice to, filing with, authorization of, exemption by, or consent of any governmental authority is required in order for Sellers to consummate the transactions contemplated hereby.

         4.3 Title to and Condition of Properties. At and as of the Closing Date, Sellers will have good and marketable title to, and will have the right to sell, convey, transfer, assign and deliver to Purchaser the Acquired Assets, including, but not limited to, the Leases, the Assumed Contracts and the Inventory on hand at each of the locations from and at which the Business is conducted and operated. Subject to any consents required with respect to the transfer of the Repp Canada Assets, at and as of the Closing Date, the Bill of Sale and the Assignment and Assumption will be effective to vest in Purchaser good and valid record and marketable title to the Acquired Assets, including, but not limited to, the Leases, the Assumed Contracts and all of the Inventory on hand at each of the locations from and at which the Business is conducted and operated. To Sellers' actual knowledge, at and as of the Closing Date, Sellers will have good and marketable title to, and will have the right to sell, convey, transfer, assign and deliver to Purchaser its interest in the Intellectual Property.

         4.4 Contracts. To Seller's actual knowledge, incorporated into Schedule 2.2(b) hereof is a true and complete list of all material Contracts (i.e., contracts under which Sellers would be required to pay $10,000 or more annually to another party) as of the date hereof to which a Seller is party and which relates exclusively to the Business, or to which any of the Acquired Assets or Assumed Obligations are subject.

         4.5 Brokers. Sellers have incurred no liability to any broker, finder or agent with respect to the payment of any commission regarding the consummation of the transactions contemplated hereby, except for certain fees and commissions payable to Gruppo, Levey & Co., Sellers' financial advisor, the payment of which shall be the sole responsibility of Sellers.

         4.6 Accounts. To Sellers' actual knowledge, all of Sellers' Accounts have been made in the Ordinary Course of Business.

         4.7 Additional Representations and Warranties of Sellers. (a) Sellers have maintained their pricing files relating exclusively to the Business in the Ordinary Course of Business, and prices charged to the public for goods (whether in-Stores, by advertisement or otherwise) are the same in all material respects as set forth in such pricing files for the periods indicated therein. All pricing files and records requested by Purchaser relative to the Merchandise Inventory have been and will continue to be made available to Purchaser. All such pricing files and records requested by Purchaser and agreed to be supplied by Sellers are and shall continue to be true and accurate in all material respects as to the actual cost to Sellers for purchasing the goods referred to therein and as to the selling price to the public for such goods as of the dates and for the periods indicated therein.

                  (b) Sellers have not since March 31, 1999, and shall not up to the Closing Date, (i) marked up or raised the price of any items of Merchandise Inventory (except for price/cost adjustments or chain wide price adjustments in the Ordinary Course of Business), or removed or altered any tickets or any indicia of clearance or reduced price merchandise or (ii) conducted any non-ordinary course promotional activity.

                  (c) Sellers shall ticket or mark all items of Merchandise Inventory received at the Repp Stores or at Repp By Mail after the date hereof but prior to the Closing Date in a manner consistent with similar inventory located at the Repp Stores or at Repp By Mail and in accordance with Sellers' historic practices and policies relative to pricing and marking of inventory.

                  (d) All point of sale activity at the Repp Stores or at Repp By Mail has occurred and will occur up to the Closing Date in the Ordinary Course of Business.

                  (e) To the best of Sellers' knowledge, all Merchandise Inventory is in compliance in all material respects with all applicable U.S. and Canadian federal, state, province, or local product safety laws, rules and standards.

                  (f) Sellers have paid and will continue to pay through the Closing Date, (i) all self-insured or Sellers funded employee benefit programs for Employees of the Business, including health and medical benefits and insurance and all proper claims made in accordance with such programs, (ii) all casualty, liability, workers' compensation and other insurance premiums, and
(iii) all applicable Taxes.

                  (g) Sellers have not and shall not through and including the Closing Date intentionally take any actions to increase the cost of operating the Business, including, without limitation, increasing salaries or other amounts payable to Employees, except to the extent such action is in the Ordinary Course of Business.

                  (h) Sellers have and shall continue through and including the Closing Date to operate the Business in the Ordinary Course of Business.

                  (i) Sellers are not a party(ies) to any collective bargaining agreement covering any of the Employees of the Business and no labor union represents any such Employees.

                  (j) Repp Canada is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

         4.8 As of the date of the execution and delivery hereof and as at the Closing, Sellers' books and records fairly and accurately reflect and represent
(i) the Retail Price of the Merchandise Inventory in the Repp Stores and in Repp By Mail, and (ii) the sales of Merchandise Inventory in the Repp Stores and Repp By Mail.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         5.1 Purchaser represents and warrants to Sellers as follows:

                  (a) Organization, Standing and Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization. Purchaser has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and all writings relating hereto, and Purchaser's execution and delivery of this Agreement has been duly authorized by all requisite corporate action. This Agreement has been validly executed by Purchaser and constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to the satisfaction of the conditions contained in Articles VI and VIII hereof.

                  (b) No Conflicts or Violations. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of an compliance with the terms and conditions hereof by Purchaser do not and will not: (i) conflict with or result in a breach of the articles of incorporation or by-laws of Purchaser; (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under any agreement, instrument or writing of any nature to which Purchaser is a party or by which Purchaser or its assets or properties may be bound.

                  (c) Consents. Except as concerns such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act ("H-S-R Approvals"), as applicable, no notice to, filing with, authorization of, exemption by, or consent of any authority is required in order for Purchaser to consummate the transactions contemplated hereby.

                  (d) Brokers. Purchaser has incurred no liability to any broker, finder or agent with respect to the payment of any commission regarding the consummation of the transactions contemplated hereby.

         5.2 "AS IS" Purchase. Purchaser hereby acknowledges and agrees that, except as otherwise expressly provided in Article IV above, (i) Sellers make no representation or warranties whatsoever, express or implied, with respect to any matter relating to the Acquired Assets, and (ii) Purchaser accepts the Acquired Assets "AS IS," "WHERE IS," and "WITH ALL FAULTS."

                                   ARTICLE VI

                      COVENANTS OF SELLERS AND/OR PURCHASER
                      -------------------------------------

         6.1 Consents and  Approvals.  (a) Subject to the  provisions of Section
3.6 above and subsection (b) below, Sellers and Purchaser shall each use their commercially reasonable best efforts (i) to obtain all consents and approvals, as reasonably requested by Purchaser, to more effectively consummate the purchase and sale of the Acquired Assets and the assumption and assignment of the Assumed Contracts, Assumed Leases, and Assumed Obligations, as applicable, together with any other necessary consents and approvals to consummate the transactions contemplated hereby, (ii) to make, as reasonably requested by Purchaser, all filings, applications, statements and reports to all authorities which are required to be made prior to the Closing Date by or on behalf of Sellers or any of their affiliates pursuant to any applicable Regulation in connection with this Agreement and the transactions contemplated hereby, (iii) to obtain, as reasonably requested by Purchaser, all required consents and approvals (if any) to assign and transfer the Permits to Purchaser at Closing and, to the extent that one or more of the Permits are not transferable, to obtain replacements therefor; (iv) to obtain, to the extent required, all consents to the sale, transfer and/or assignment of the Repp Canada Assets to Purchaser (or any designee thereof), including, but not limited to any Repp Store Lease associated with the conduct of the Business in Canada; and (v) to obtain, with respect to the Repp Canada Assets, from the lessors of the Repp Store Leases to be assigned to the Purchaser (or any Permitted Designee thereof) and from the other parties to the Contracts associated with the conduct of the Business in Canada, an estoppel certificate stating that such Repp Store Lease or Contract is in good standing, unmodified, and in full force and effect, that all rent and other amounts due thereunder are current and that no default of the Sellers exists thereunder at the Closing Date; provided that Sellers shall not be required to make any filing in connection with the transfer of a Permit or take any other action required by this sentence unless Purchaser advances any and all fees and other charges imposed by any applicable authority or other Person in connection with such filing, transfer or other requested action. Subject to the provisions of Section 3.6 and subsection (b) below, in the event that certain Permits are not transferable or replacements therefor are not obtainable on or before the Closing, but such Permits are transferable or replacements therefor are obtainable after the Closing, Sellers shall continue to use such reasonable efforts in cooperation with Purchaser after the Closing as may be required to obtain all required consents and approvals to transfer, or obtain replacements for, such Permits after Closing and shall do all things reasonably necessary to give Purchaser the benefits which would be obtained under such Permits.

                  (b) Purchaser and Sellers shall each pay one-half of the filing fees associated with obtaining the H-S-R Approvals, to the extent such approvals and/or consents are required under Section 4.2 and Section 5.1(c) hereof. Sellers' one-half share of the filing fees associated with the H-S-R Approvals, and deducted from the Purchase Price at Closing pursuant to Section
3.2 hereof, shall be referred to herein as the "H-S-R- Approvals Amounts."

         6.2      Noncompetition and Confidentiality.

                  (a) Sellers  acknowledge they have a special  knowledge of the
Business and the proprietary and confidential information included in the Acquired Assets, and that Purchaser is making a considerable investment in the Acquired Assets from which investment Sellers have benefited. In consideration of this Agreement and such investment and benefit, and as an inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated herein, Sellers agree that, for a period of three (3) years after the Closing Date, (i) they will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, otherwise engage in the Business; or have any financial interest in, or aid or assist anyone else in the conduct of, any business that competes with the Business as conducted on the date hereof (a "Competitive Business"); provided, however, that Sellers may own less than 5% of any outstanding class of publicly traded securities of an issuer that is a Competitive Business, and (ii) they will not, directly or indirectly in one or a series of transactions, disclose in violation of this Agreement to any person (other than any of
Sellers' officers, directors, employees, advisors or affiliates), or use or otherwise exploit for their own benefit or for the benefit of anyone other than Purchaser, Confidential Information (as defined below) and Sellers shall use their reasonable efforts to direct all persons or entities to whom any Confidential Information has been disclosed without violation hereunder to observe the terms and conditions set forth herein as though each such person or entity was bound hereby. "Confidential Information" means any trade secret, confidential study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how", trade secrets, customer lists, details of client or consultant contracts, pricing policies, sales techniques, confidential information relating to suppliers, marketing plans or strategies, products and formulae, product development techniques or plans, business acquisition plans or any portion or phrase of any scientific or technical information, ideas, discoveries, designs, computer programs (including source of object codes), processes, procedures, research or technical data, improvements or other proprietary or intellectual property of Sellers specifically relating to the Business, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that is or becomes generally available to the public other than as a result of a disclosure by Sellers in breach of this Paragraph. Sellers shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any therefor is specifically required by law; provided, however, that in the event disclosure is required by applicable law, Sellers shall provide Purchaser with prompt notice of such requirement, prior to making any disclosure, so that Purchaser may seek an appropriate protective order, and shall cooperate with Purchaser, at Purchaser's expense, in connection therewith. Notwithstanding anything to the contrary in this Agreement, Sellers shall not be deemed to be in default under this Section 6.2 or any other provision of this Agreement by reason of any information which Sellers may reasonably deem appropriate to disclose in the continuing administration of the Chapter 11 Cases.

                  (b) For a period of two (2) years following the Closing Date, Sellers agree that they will not, without the express prior written approval of Purchaser (i) directly or indirectly recruit, solicit or otherwise induce or influence any Transferred Employee, sales agent, joint venturer, lessor, supplier, agent, representative or any other person that has or had during the one (1) year period immediately preceding the Closing Date a business relationship with Sellers relating to the Business, to discontinue, reduce or adversely modify such employment, agency or business relationship with Purchaser as it relates solely to the Business, or (ii) only to the extent competitive with the Business as conducted on the Closing Date, employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is employed or retained by Purchaser. Notwithstanding the foregoing, nothing herein shall prevent an officer of Sellers from providing a letter of recommendation to an employee with respect to a future employment opportunity.

                  (c) For a period  of three  (3) years  following  the  Closing
Date, Sellers agree that they will not without the express prior written approval of Purchaser, directly or indirectly, recruit, solicit or otherwise induce or influence any customer of Purchaser to discontinue, reduce or modify such business relationship with Purchaser to the extent such business relationship pertains to the Business.

                  (d) Sellers agree that the violation or threatened violation of any of the provisions of this Section 6.2 by them shall cause immediate and irreparable harm to Purchaser and that the damage to Purchaser will be difficult or impossible to calculate with precision. Therefore, in the event that Sellers, or any employee, agent, or representative thereof violates this Section 6.2, an injunction restraining Sellers or such employee, agent, or representative of Sellers, as the case may be, from such violation may be entered (upon proper proof) against the Sellers or such employee, agent, or representative of Sellers, as the case may be, in addition to any other relief available to Purchaser.

                  (e) If, at the time of  enforcement  of any  provision of this
Section 6.2, a court shall hold that the duration, scope or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope or other restrictions and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and other restrictions permitted by law.

         6.3 Referral of Business Opportunities. From and after the Closing Date, Sellers shall use reasonable efforts to refer to Purchaser all incoming business inquiries, customer orders and other matters related to the Business, the Acquired Assets and the Assumed Obligations including, without limitation, all customer orders received by Sellers via computer or other automated inventory control systems. To the extent customer orders are delivered to third party electronic data interchange providers, such providers will be instructed to transmit such orders to Purchaser or Purchaser's providers. Electronic delivery, if used, shall be by such method as shall be mutually agreed.

         6.4 Sellers' Employees. Sellers shall use commercially reasonable efforts to facilitate Purchaser's hire of such of Sellers' Employees as shall be designated by Purchaser at or prior to the Closing, consistent with Section 7.2 hereof.

         6.5 Purchaser's Access To Sellers' Records. From and after Seller's execution and delivery of this Agreement, Sellers shall continue to provide Purchaser (or its designated representatives) full and complete access, upon reasonable advance notice to Sellers, to Sellers' employees, books and records, corporate offices and other facilities for the purpose of conducting such additional due diligence as Purchaser deems appropriate or necessary, in its discretion, in order to facilitate Purchaser's efforts to consummate the transaction provided for herein. Sellers hereby covenant and agree to reasonably cooperate with Purchaser in this regard.

Other than the covenants set forth in the last sentence of Section 6.1(a) and the covenants set forth in Sections 6.2, 6.3 and 6.4 (which shall survive the Closing), all covenants of Sellers set forth in this Agreement shall lapse at, and be of no further force or effect following, the Closing.

                                   ARTICLE VII

                             COVENANTS OF PURCHASER
                             ----------------------

         7.1 Assumed Obligations. Subsequent to the Closing, Purchaser agrees to assume and perform the Assumed Obligations.

         7.2 Employees. All the employees with respect to the Business ("Employees") shall be listed in Schedule 7.2 to be made a part hereof; provided, that Sellers shall deliver the list to comprise Schedule 7.2 hereto not later than ten (10) days prior to the commencement of the Overbid Auction. Upon the occurrence of the Closing, Purchaser shall offer substantially all such Employees continued employment by Purchaser in connection with the business operations related to the Acquired Assets (including interim employment to those Employees employed at the Designated Lease locations for a period not longer than the term of the License thereat, in Purchaser's discretion), at compensation and benefit levels substantially equivalent to their present levels, unless Purchaser and such Employee(s) agree otherwise. Employees who accept offers of employment made by Purchaser pursuant to this Section 7.2 shall be referred to hereinafter as the "Transferred Employees." Sellers shall assist Purchaser in effecting the change of employment of the Transferred Employees as of the Closing in an orderly fashion. Nothing herein expressed or implied shall confer upon any Employee of Sellers, any Transferred Employee, any other employee or any legal representative thereof any additional rights or remedies, including any additional right to employment or continued employment for any specified period, of any nature or kind whatsoever, under or by reason of this Agreement.

         7.3 Reasonable Access to Records and Certain Personnel. Following consummation of the Closing, so long as such access does not unreasonably interfere with Purchaser's business operations, Purchaser shall permit Sellers' counsel and other professionals employed in the Chapter 11 Cases or otherwise retained by Sellers reasonable access to the financial and other books and records relating to the Acquired Assets or the Business (whether in documentary or data form) for the purposes of facilitating the continuing administration of the Chapter 11 Cases, preparing Tax Returns or responding to Tax related inquiries, and other such administrative activities, which access shall include the right of such professionals to copy, at the Sellers' expense, such documents and records as they may request in furtherance of the purposes described above, subject in all respects to the provisions of Section 6.2 hereof. If Purchaser moves any such documents or records from their present location, Sellers have the right to require Purchaser to copy and deliver to Sellers or their professionals such documents and records as they may request, but only to the extent Sellers or any such professional (i) furnish Purchaser with reasonably detailed written descriptions of the materials to be so copied and (ii) Sellers reimburse Purchaser for the costs and expenses thereof. The parties acknowledge that Sellers shall have the right to retain any documents and records provided to them by Purchaser, subject in all respects to the provisions of Section 6.2 hereof. Following the Closing, Purchaser shall provide Sellers and such of Sellers' professionals as Sellers shall have from time-to-time designated, with reasonable access to former management of the Business during regular business hours to assist Sellers as set forth in this Section 7.3, provided again that such access does not unreasonably interfere with Purchaser's business operations. Purchaser shall not dispose of any such documents and records except as shall be consistent with applicable law; provided, further, Purchaser shall provide Sellers with reasonable advance notice prior to the disposal of any such documents or records, together with the opportunity for Sellers to preserve such documents or records at Sellers' cost.

Except for the covenant set forth in Section 7.2 above (to the extent that it is fully performed by Purchaser concurrently with or prior to the Closing), all of Purchaser's covenants set forth in this Agreement shall survive the Closing.

                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
                ------------------------------------------------

         The obligations of Purchaser under this Agreement are, at the option of Purchaser, subject to satisfaction of the following conditions precedent on or before the Closing Date.

         8.1 Representations and Warranties True as of Both Present Date and Closing Date Each of the representations and warranties of Sellers contained herein shall be true and correct in all material respects on and as of the date of this Agreement, (except for such changes as are contemplated by the terms of this Agreement and except for representations and warranties which specifically relate to an earlier date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Sellers shall also have complied with all of their respective covenants and obligations hereunder which are to be completed or complied with at or prior to Closing.

         8.2 Bankruptcy Condition. The Sale Order (i) shall have been entered by the Bankruptcy Court, and (ii) shall not have been appealed or be subject to any pending appeal as of the Closing Date, and no stay with respect thereto shall be in effect as of the Closing Date.

         8.3 No Material Adverse Change. The Purchaser being satisfied that there has been no material adverse change in the Acquired Assets between the date hereof and Closing.

         8.4 Bankruptcy Court Approval of Certain Store Closing Sales. The Bankruptcy Court must approve, simultaneous with the approval of the transaction contemplated hereby, Sellers' grant to Purchaser of a license (the "License") to use certain of Sellers' Stores for the purpose of conducting "going-out-of-business," "store closing" or similar theme inventory liquidation sales ("Store Closing Sales") in the Designated Lease locations (collectively, the "Closing Locations", with such Store Closing Sales to be (a) for the sole account and benefit of the Purchaser, (b) completed by Purchaser no later than 90 days after the Closing Date, and (c) conducted in accordance with procedures reasonably satisfactory to Purchaser, and further consistent with such procedures as are customarily approved by the Bankruptcy Court in similar such situations. The Sale Order shall contain provisions satisfactory to Purchaser which grants Purchaser the License to use the Closing Locations for the duration of the Store Closing Sales thereat, with Purchaser being obligated to pay all associated costs of the use and occupancy of the Closing Locations during the conduct of the Store Closing Sales therefrom.

         8.5 Overbid Protection; Expense Reimbursement. Purchaser acknowledges that its offer may be subject to the Sellers' receipt of higher and/or better offers in the course of the Bankruptcy Court approval process. In the event Sellers solicit higher and/or better offers in connection with the Bankruptcy Court approval process at an overbid auction to be held at a date, time and place satisfactory to Purchaser, and conducted in accordance with procedures deemed reasonably satisfactory to Purchaser ("Overbid Auction"), any competing offer from a third party must be in an amount that is not less than $1,000,000.00 higher than the Purchase Price herein, with any successive offers being made in additional increments of not less than $250,000 of the next highest offer received (collectively, the "Sale Procedures"); provided further, if Purchaser is not the successful purchaser of the Acquired Assets, Sellers shall (i) pay Purchaser a topping fee of $660,000, and (ii) reimburse Purchaser for its actual, documented out-of-pocket expenses, including reasonable attorneys' fees, in an amount not to exceed $150,000 plus an amount equal to the H-S-R Approvals Amount (the amounts provided for in this Section 8.5(i) and (ii) are collectively defined as the "Topping Fee"). Within two (2) business days of the execution and delivery of this Agreement, or such other date(s) as Purchaser and Sellers shall agree, Edison shall file a motion with the Bankruptcy Court, seeking relief on an expedited basis, for entry of an order (a) approving the Sale Procedures to be employed at the Overbid Auction, if any, and the Sellers' payment of the Topping Fee, and (b) scheduling a hearing for approval of the transaction provided for herein (the "Sale Procedures Order"). Purchaser shall furnish Sellers with a earnest money good faith deposit in an amount equal to $3,170,000 (the "Deposit") at the commencement of the Overbid Auction. The Deposit shall be held and segregated by Sellers in an interest bearing account; provided, however, the Sale Procedures Order shall contain such terms and provisions or shall be satisfactory to Purchaser with respect to the governance of the Deposit and the parties' relative rights and interests therein. The Deposit (together with any interest earned thereon) shall be applied toward the payment of the Purchase Price at Closing as provided in Section 3.2(a) hereof; provided, however, in the event Purchaser elects to terminate this Agreement in accordance with the terms hereof, Sellers shall, within two (2) Business Days of delivery of written notice to Sellers of such termination by Purchaser, return the Deposit to Purchaser, together with all interest earned thereon.

         8.6 Bankruptcy Court Approval. Entry of one or more orders of the Bankruptcy Court, inter ail, approving (i) the Sale Procedures, (ii) the sale, assignment, transfer and conveyance of the Acquired Assets to Purchaser, pursuant to the terms of this Agreement, and (iii) the Sellers' grant to the Purchaser of the License at Closing. The Sale Order must be in form and content reasonably satisfactory to the Purchaser and at a minimum contain the following:
(i) a finding that the Acquired Assets shall be sold to Purchaser free and clear of all liens, claims and encumbrances pursuant to section 363(f) of the Bankruptcy Code, (ii) provision that the Purchaser is a good faith purchaser entitled to the protection of section 363(m) of the Bankruptcy Code, (iii) authorization for Purchaser's conduct of the Store Closing Sales at the Closing Locations upon terms and conditions reasonably satisfactory to Purchaser, (iv) authorization for Sellers' assumption and assignment to Purchaser of at least 130 Store Leases, (v) the exemption of the transactions contemplated herein from certain taxes under section 1146(c) of the Bankruptcy Code, and (vi) the retention of jurisdiction by the Bankruptcy Court to resolve any and all disputes that may arise under this Agreement as between Sellers and Purchaser, and further to hear and determine any and all disputes between Sellers and/or Purchaser, as the case may be, and any non-Seller party to, among other things, any Assumed Contract or Assumed Lease, as applicable, concerning, inter ail, Sellers' assumption and assignment thereof to Purchaser under this Agreement.

         8.7 Lease/Contract Assumption and Assignment. The Sale Order shall approve and authorize the assumption and assignment of the Assumed Leases and Assumed Contracts over which the Bankruptcy Court has jurisdiction. The Sale Order shall also provide that Purchaser's obligation to pay Sellers' lessors under any Assumed Leases over which the Bankruptcy Court has jurisdiction any amount in respect of a Cure Amount shall be limited in all respects to the aggregate amount of the Assumed Lease/Contract Cap.

         8.8 Sale Order Deadline. Except as otherwise provided in Section 10.1 hereof, the Sale Order shall be entered on or before May 19, 1999.

         8.9 Closing Deadline. Except as otherwise provided in Section 10.1 hereof, the Closing must occur on or before May 25, 1999.

         8.10     Intentionally Omitted.

         8.11  Assignment  of Repp  Canada  Store  Leases.  Sellers  shall  have obtained  (in  form  reasonably  satisfactory  to  Purchaser  (or any  Permitted
Designee thereof)) the written consent of (i) each landlord under each Repp Canada Store Lease(s) to the assumption and assignment thereof to Purchaser (or any designee thereof), and (ii) each holder of a Lien as against any Repp Canada Asset to the release of such Lien, unless Purchaser (or any Permitted Designee thereof, as applicable) provides Sellers with written notice of its waiver of the requirements of this Section 8.11, whether whole or in part, at Purchaser's (or any designee thereof, as applicable) sole discretion, together with the Estelle certificates described in Section 6.1(a) hereof; provided, however, in the event Sellers are unable to obtain one or more landlord consents, and Purchaser does not waive the requirement for such consents, then the subject Lease(s) shall not be assigned to Purchaser, Sellers shall remain obligated in respect of such Lease(s), and Purchaser and Sellers shall nevertheless proceed with the Closing (subject to the satisfaction of all other conditions precedent thereto) and shall agree on a mutually acceptable adjustment of the Purchase Price; provided, however, in the event Purchaser and Sellers are unable to agree on the amount of any such adjustment to the Purchase Price, such dispute shall be submitted to binding arbitration in the manner provided in Section 3.7 hereof. Sellers agree that they shall fund up to $200,000 (CDN) towards the expenses, if any, of obtaining the required consents to the assignment of Repp Canada Store Leases and other Contracts associated with the conduct of the Business in Canada ("Canadian Assignment Costs"), it being the further agreement of the parties that Sellers and Purchaser shall each be entitled to direct the disposition of one-half of the Canadian Assignment Costs, in their respective discretion.

         8.12 H-S-R Approvals Obtained. The Purchaser shall have obtained all requisite clearances in connection with the H-S-R Approvals.

                                   ARTICLE IX

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS
                 ----------------------------------------------

         The obligations of Sellers under this Agreement are, at the option of Sellers, subject to the satisfaction of the following conditions precedent on or before the Closing Date:

         9.1 Representations and Warranties True as of Both Present Date and Closing Date. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement, and except for representations and warranties which specifically relate to an earlier date) on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date. Purchaser shall also have complied with all of its covenants and obligations hereunder which are to be completed or complied with at or prior to Closing.

         9.2 Bankruptcy Condition. The Sale Order (i) shall have been entered by the Bankruptcy Court, and (ii) shall not have been appealed or be subject to any pending appeal as of the Closing Date, and no stay with respect thereto shall be in effect as of the Closing Date.

         9.3      Intentionally Omitted.

         9.4 Sale Order Deadline. Except as otherwise provided in Section 10.1 hereof, the Sale Order shall be entered on or before May 19, 1999.

         9.5      Closing  Deadline.  Except as otherwise  provided in Section
10.1 hereof,  the Closing must occur on or before May 25, 1999.

         9.6 H-S-R Approvals Obtained. The Purchaser shall have obtained all requisite clearances in connection with the H-S-R Approvals.

                                    ARTICLE X

                                     CLOSING
                                     -------

         10.1 Closing. Provided that the Sale Order shall not have been appealed or otherwise be subject to a stay or other injunction, and unless otherwise agreed by Purchaser and Sellers, the Closing shall take place within three (3) Business Days after the entry of the Sale Order, but in no event later then May 25, 1999; provided, however, in the event the Closing is delayed beyond May 25, 1999 due to delays associated with the H-S-R Approvals process, then the Closing deadline shall be extended until the second Business Day after the H-S-R Approvals shall have been obtained and all other closing conditions shall have been satisfied; provided, however, in no event shall the Closing be extended beyond June 14, 1999, unless otherwise mutually agreed by Purchaser and Sellers, in which case the Closing shall take place at such other date, time and place as Sellers and Purchaser shall mutually agree.

         10.2 Deliveries by Sellers. At the Closing, Sellers will deliver, in addition to the other documents contemplated by this Agreement, the following to
Purchaser: (a) a Bill of Sale ("Bill of Sale") in form and content mutually satisfactory to Purchaser and Sellers; (b) the Assignment and Assumption; (c) a Trademark Assignment in form and content mutually satisfactory to Purchaser and Sellers; (d) the Escrow Agreement; (e) with respect to each vehicle comprising part of the Acquired Assets, an original Certificate of Title (or, if unavailable, a mutually satisfactory substitution therefor), with the assignment portion completed and signed by Sellers; and (f) such other and additional documents of transfer that may be reasonably requested by Purchaser (and/or any Permitted Designee thereof).

         10.3 Deliveries by Purchaser. At the Closing, Purchaser will deliver the following: (a) the Purchase Price payable pursuant to and in accordance with
Section 3.1 and Section 3.2; and (b) duly-executed originals of the Assignment and Assumption, and the Escrow Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

         11.1 Expenses. Subject to (i) Section 3.3 hereof (with respect to the sharing of the cost of the Physical Inventory), (ii) Section 6.1(b) hereof (with respect to the sharing of the cost of obtaining the H-S-R Approvals), and (iii)
Section 8.5 (with respect to the Topping Fee) each party hereto shall bear its own expenses with respect to the transactions contemplated hereby. Notwithstanding the foregoing, in the event of any action or proceeding to interpret or enforce this Agreement, the prevailing party in such action or proceeding (i.e., the party who, in light of the issues contested or determined in the action or proceeding, was more successful) shall be entitled to have and recover from the non-prevailing party such costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees) as the prevailing party may incur in the pursuit or defense thereof.

         11.2 Amendment. This Agreement may be amended, modified or supplemented but only in a writing signed by all of the parties hereto.

         11.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of transmission if sent by telex, telecopy or other wire transmission (provided that a copy of such transmission is simultaneously deposited in the manner provided in clause (iv) below), (iii) one business day after being delivered to a nationally known commercial courier service providing next day delivery service (such as Fed Ex), or (iv) three business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

                  (A) If to Sellers, addressed as follows:

                           Edison Brothers Stores, Inc.
                           501 N. Broadway
                           St. Louis, MO 63102
                           Attn:    Alan A. Sachs,
                 Sr. Vice President, General Counsel, Secretary
                               Tel: (314) 331-6565
                           Fax:     (314) 331-6554

                           With copies to:

                           Weil, Gotshal & Manges LLP
                           100 Crescent Court
                           Suite 1300
                           Dallas, TX 75201
                           Attn:    Martin A. Sosland, Esq.
                           Tel:     (214) 746-7700
                           Fax:     (214) 746-7777

                           -and-

                           Goodman and Carr
                           Suite 2300
                           King Street West
                           Toronto, Ontario  M5H 3W5
                           Attn:  Martin R. Wasserman
                           Tel:  (416) 595-2300
                           Fax:  (416) 595-0567


                  (B) If to Purchaser, addressed as follows:

                           J. Baker, Inc.
                           555 Turnpike Street
                           Canton, MA 02021
                           Attn:    Philip G. Rosenberg
                                    Executive Vice President,
                                    Chief Financial Officer, Treasurer
                           Tel:     (781) 828-9300
                           Fax:     (781) 821-0614

                           with copies to:

                           Traub, Bonacquist & Fox LLP
                           655 Third Avenue
                           New York, NY 10017
                           Attn:    Paul Traub, Esq.
                           Tel:     (212) 476-4770
                           Fax:     (212) 476-4787

                                    - and -

                           Fasken Campbell Godfrey
                           Box 20
                           Toronto Dominion Centre
                           Toronto, Canada M5K1N6
                           Attn:    Mark Stinson, Esq.
                           Tel:     (416) 366-8381
                           Fax:     (416) 364-7813

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         11.4 Effect of Investigations. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Purchaser shall not limit, qualify, modify or amend the representations, warranties and covenants of, and indemnities by, Sellers made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Purchaser.

         11.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         11.6 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.7 Headings The headings preceding the text of Articles and Sections of this Agreement and the Schedules thereto are for convenience only and shall not be deemed part of this Agreement.

         11.8 Applicable Law and Jurisdiction. SUBJECT TO ANY PROVISION IN THIS AGREEMET AND ANY ANCILLARY DOCUMENT, TO THE CONTRARY, THIS AGREEMENT (AND ALL DOCUMENTS, INSTRUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO THE TERMS AND PROVISIONS HEREOF (COLLECTIVELY, AANCILLARY DOCUMENTS@)) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION. PURCHASER AND SELLERS FURTHER AGREE THAT THE BANKRUPTCY COURT SHALL HAVE JURISDICTION OVER ALL DISPUTES AND OTHER MATTERS RELATING TO (i) THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT; AND/OR (ii) THE ACQUIRED ASSETS AND/OR ASSUMED OBLIGATIONS (INCLUDING, WITHOUT LIMITATION ANY DISPUTES REGARDING ANY ADJUSTMENTS CONTEMPLATED BY ARTICLE III HEREOF WHICH ARE NOT RESOLVED BY MUTUAL AGREEMENT WITHIN ONE HUNDRED TWENTY
(120) DAYS FOLLOWING THE CLOSING DATE) AND PURCHASER EXPRESSLY CONSENTS TO AND AGREES NOT TO CONTEST SUCH JURISDICTION.

         11.9 Binding Nature; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without prior written consent of the other parties; except, that (i) J. Baker may assign any of its rights hereunder to any affiliate, wholly-owned subsidiary or designated participant therewith (a "Permitted Designee"), including with regard to the acquisition of the Repp Canada Assets (and upon such designation as a Permitted Designee hereunder, such Permitted Designee shall become obligated to perform any and all obligations arising hereunder in respect of that portion of the Acquired Assets and Assumed Obligations allocable thereto, including, but not limited to, as concerns any obligations in respect of any portion of the On-Order Goods or In-Transit Goods that may be attributable to such Permitted Designee); provided, that, J. Baker shall remain obligated to cause any such Permitted Designee to perform the obligations of Purchaser hereunder allocable and attributable solely to the portion of the Acquired Assets acquired by such Permitted Designee, (ii) Purchaser may grant a security interest in its rights and interests hereunder to its third-party lender(s). Nothing contained herein, express or implied, is intended to confer on any Person other than the parties hereto or their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         11.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective affiliates and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         11.11    Tax Matters.

                  (a) Purchaser shall make available to Sellers, and Sellers shall make available to Purchaser, (i) such records as any such party may require for the preparation of any Tax Returns required to be filed by Sellers or Purchaser, as the case may be, and (ii) such records as Sellers or Purchaser may require for the defense of any audit, examination, administrative appeal, or litigation of any Tax Return in which Sellers or Purchaser was included.

                  (b) Purchaser shall be responsible for the timely payment of all sales, use, transfer (including, without limitation, documentary transfer, stamp and like taxes) and similar taxes payable in connection with the consummation of the transactions contemplated by this Agreement; provided, however, the Sale Order shall contain provision that the Sellers' sale, transfer, assignment and conveyance of the Acquired Assets (other than the Repp Canada Assets) to Purchaser hereunder shall be entitled to the protections afforded under section 1146(c) of the Bankruptcy Code. To the extent required under applicable law, Repp Canada will collect any such taxes from Purchaser, and Purchaser will pay the same to Sellers at the Closing, in which case Sellers shall remit same to the appropriate Canadian taxing authority.

                  (c) Notwithstanding anything herein to the contrary, as soon as practicable following the Closing, Purchaser and Sellers shall for United States and Canadian (including provincial) income tax purposes agree to an allocation of the Purchase Price (and other capitalized costs) among the Acquired Assets, subject to the provisions of Section 1060 of the Code, and such other laws as may be applicable with respect to the Repp Canada Assets. The parties hereto represent and warrant that they are both, or will be prior to the Closing Date, registrants under Part X of the Excise Tax Act (the "ETA") and covenant and agree to make the joint election contemplated by Subsection 167(1) of the ETA, and prescribed for, and the Purchaser hereby covenants and agrees to file the joint election with the Minister of National Revenue with its GST return for its reporting period in which the transactions contemplated by this Agreement take place. If it is determined that Goods and Services Tax is payable by the Purchaser in respect of the supply of property contemplated by this Agreement, then the Purchaser agrees to remit all such tax payable, and the Purchaser agrees to indemnify the Sellers with respect thereto and all costs and expenses relating thereto.

         11.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule will be deemed adequate to disclose an exception to a representation or warranty made herein unless the substance and applicability of such exception is reasonably apparent from the disclosure contained in the Disclosure Schedule. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         11.13 Entire Understanding. This Agreement and the Ancillary Documents hereto set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby, and this Agreement and such Ancillary Documents hereto supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement or in any Ancillary Document hereto.

         11.14 Broker Commission Indemnity. Purchaser and Sellers agree that if any claims for commissions, fees, or other compensation, including, without limitation, brokerage fees, finder's fees, or commissions are ever asserted against Purchaser or the Sellers in connection with the transaction, all such claims shall be handled and paid by the party whose actions form the basis of such claim and such party shall indemnify, defend (with counsel reasonably satisfactory to the party(ies) entitled to indemnification), protect and save and hold the other harmless from and against any and all such claims or demands asserted by any person, firm or corporation in connection with the transaction contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                                   PURCHASER:

                                 J. BAKER, INC.,


                                 By:    /s/ Philip Rosenberg
                                 Name:      Philip Rosenberg
                                 Its:       Executive V.P. & C.F.O.

                                    SELLERS:

                                 EDISON BROTHERS STORES, INC.,
                                 Debtor and Debtor-in-Possession


                                 By:    /s/ Alan A. Sachs
                                 Name:      Alan A. Sachs
                                 Title:     Senior Vice President

                                 EDISON BROTHERS APPAREL STORES, INC.,
                                 Debtor and Debtor-in-Possession


                                 By:    /s/ Alan A. Sachs
                                 Name:      Alan A. Sachs
                                 Title:     Senior Vice President


                                 REPP LTD. BIG & TALL,

                                 By:    /s/ Alan A. Sachs
                                 Name:      Alan A. Sachs
                                 Title:     Senior Vice President


 May 19, 1999